CONSENT OF INDEPENDENT PUBLIC
ACCOUNTING FIRM

Exhibit 23.2

The Board of Directors
Metromedia International Group, Inc.:

     We consent to incorporation by reference registration statements (Nos. 333-02301, 333-13763, 333-88187 and 333-95159) on Form S-8 of Metromedia International Group, Inc. of our report dated May 3, 2004, with respect to the balance sheets of Magticom Limited as of December 31, 2003 and 2002 and September 30, 2002 and the related statements of income, stockholders’ equity and comprehensive income and cash flows for the years ended December 31, 2003, September 30, 2002 and 2001 and the three-month period ended December 31, 2002, which report appears in the December 31, 2003 annual report on Form 10-K of Metromedia International Group, Inc.

     Our report dated May 3, 2004, contains an explanatory paragraph stating that the statements of income and cash flows of Magticom Limited for the three–month period ended December 31, 2003 were not audited by us, and accordingly, we express no opinion on them.

/s/ KPMG Limited

Moscow, Russian Federation
May 24, 2004